Exhibit 23.1

Consent of Williams & Webster, Chartered Accountants

Board of Directors

Garuda Capital Corporation

Vancouver, B.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of Garuda Capital Corporation on Form S-8 of our report dated October 15, 2004, relating to the financial statements of Garuda Capital Corporation as of June 30, 2004, which report appears in the annual report on Form 10-KSB of Garuda Capital Corporation.

/s/ Williams & Webster PS

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

March 17, 2005